SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589 333-99587	72-1287046
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

On November 7, 2005, we issued a press release announcing our financial results for the third quarter ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

A.                                   Non-GAAP Financial Measure

Included in the press release dated November 7, 2005 is a certain non-GAAP financial measure which is not calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) within the meaning of applicable SEC rules. We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization.  We use EBITDA in our business operations to, among other things, evaluate the performance of our operating segments, develop budgets and measure our performance against those budgets.  We also believe that analysts and investors use EBITDA as a supplemental measure to evaluate a company’s overall operating performance.  We find it a useful tool to assist us in evaluating performance because it eliminates items related to capital structure, taxes and other non-cash charges.  However, EBITDA which does not represent operating income or net cash provided by operating activities as those items are defined by GAAP, should not be considered by prospective purchasers of securities to be an alternative to operating income or cash flow from operations or indicative of whether cash flows will be sufficient to fund our future cash requirements.  EBITDA is not a complete net cash flow measure or measure of liquidity because EBITDA does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, make capital expenditures and acquisitions and pay its income taxes.  Rather, it is one potential indicator of an entity’s ability to fund these cash requirements.  EBITDA is not a measure of profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes.  Also, because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

99.1 Press Release dated November 7, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.

Date: November 7, 2005

/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by H&E Equipment Services L.L.C. on November 7, 2005 announcing earnings for the quarter ended September 30, 2005.